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                                                                     EXHIBIT 4.9



THIS WARRANT AND THE SHARES OF COMMON STOCK COVERED HEREBY (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (THE "BLUE SKY LAWS"). THE SECURITIES WILL BE ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY PER-SE TECHNOLOGIES, INC. (THE "COMPANY") AS HAVING ANY INTEREST IN SUCH SECURITIES, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            PER-SE TECHNOLOGIES, INC.
                          COMMON STOCK PURCHASE WARRANT
                                  JUNE 25,1999

Warrant No. [ ]                                              No of Shares - [ ]

         This certifies that, for value received, [_________________] or its registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, at or before 4:00 p.m., Atlanta time, June 25, 2004, but not thereafter, to purchase up to [_________] shares of the voting common stock, par value $.01 per share (the "Common Stock"), of PER-SE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), such number of shares being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. The purchase price payable upon the exercise of this Warrant shall be $5.3125 per share, said amount being hereinafter referred to as the "Warrant Price" and being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant.

         The Warrant has been issued pursuant to that certain Settlement Agreement and Full and Complete Release, dated June 24, 1999, between the Company, on the one hand and the former stockholders of Medical Management Services, Inc. (the "MMS Shareholders"), on the other hand (as amended from time to time, the "Settlement Agreement'), in consideration of the termination of pending litigation and release of claims, as provided in the Settlement Agreement.

         Upon delivery of this Warrant with the subscription form annexed hereto, duly executed, together with payment of the Warrant Price for the shares of Common Stock thereby purchased, at the principal office of the Company, 2840 Mt. Wilkinson Parkway, Suite 300, Atlanta, GA 30339-3632, or at such other address as the Company may designate by notice in writing to the registered holder hereof (the "Holder"), the Holder


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of this Warrant shall be entitled to receive a certificate or certificates of the shares of Common Stock so purchased (the "Warrant Shares"). All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance of such shares in accordance with the terms hereof, be fully-paid and non-assessable, and any certificate(s) evidencing such shares of Common Stock will bear such legend as the Company deems appropriate to comply with applicable federal and state securities law.

         This Warrant is subject to the following terms and conditions:

                  1. Exercise of Warrant. This Warrant may be exercised in whole at any time, or in part from time to time, at or prior to 4:00 p.m., Atlanta time, June 25, 2004, but not thereafter, as to all or any part of the number of whole shares of Common Stock then subject hereto. Payment of the Warrant Price may be made by cash, certified or bank cashier's check or wire transfer. In this case of any partial exercise of this Warrant, the Company shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder to the Holder hereof.

                  2. Adjustment of Warrant Price and Number of Shares Purchasable Hereunder. The Warrant Price and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time in accordance with the following provisions:

                     (a) In the event of any payment of any cash dividend
                  or distribution of property by the Company otherwise than out of earned surplus (other than distributions of Common Stock), to the holders of the Common Stock, the Warrant Price for the shares of Common Stock then subject to this Warrant shall be reduced by the per share amount of such dividend or distribution unless and until the Warrant Price is equal to the then par value of the Common Stock. For purposes of this
                  Section 2(a), the per share amount of any distribution of property shall be the fair market value thereof as determined by the Board of Directors of the Company in good faith in the resolutions authorizing any such distribution.

                     (b) In case the Company shall at any time subdivide
                  the outstanding shares of its Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of its Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be.

                     (c) Upon any adjustment in the Warrant Price per share
                  pursuant to Section 2(b) above, the registered holder of this Warrant shall thereafter be entitled to purchase, at the adjusted Warrant Price, the number of shares of Common Stock, calculated to the nearest full share obtained by (X) multiplying the number of shares of Common Stock purchasable hereunder



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                  immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and (Y) dividing the product thereof by the Warrant Price resulting from such adjustment. No such adjustment in the number of shares that may be purchased upon exercise of this Warrant shall be required in the event of an adjustment in the Warrant Price per share pursuant to Section 2(a).

                     (d) In the event of the issuance of additional shares of
                  Common Stock of the Company as a dividend, from and after the day which is the record date for the determination of stockholders entitled to such dividend, the Holder of this Warrant shall (until another adjustment) be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by the percentage which the number of additional shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date and adding the result so obtained to the number of shares of Common Stock purchasable hereunder immediately prior to said record date. Upon each adjustment pursuant to this Section 2(d), the Warrant Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (X) the product obtained by multiplying such Warrant Price by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by (Y) the number of shares of Common Stock purchasable hereunder immediately following such adjustment.

                  3. Reorganization, Reclassification, Consolidation of Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares of Common Stock as provided for in
Section 2 above), or any consolidation or merger of the Company with another corporation, the Holder of this Warrant shall thereafter be entitled to receive, during the term hereof and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation or merger; and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including the adjustment of the Warrant Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

                  4. Notice of Adjustments. Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon


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the exercise of this Warrant, then, and in each such case, the Company, within thirty days thereafter, shall give written notice thereof to the Holder of this Warrant at the address at such Holder as shown on the books of the Company, which notice shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

                  5. Charges and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Holder hereof for any expenses in respect to the issuance of such certificates, all of which expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the Holder of this Warrant; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an: (a) instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof in person or by an attorney duly authorized in writing; and (b) opinion of counsel, which opinion and counsel shall be satisfactory to the Company, that such transfer has been made in compliance with the applicable federal and state securities laws.

                  6. Registration.

                  (a) The Company shall prepare and file with the Securities and Exchange Commission (the "Commission") as soon as practicable after the date hereof a registration statement (the "Registration Statement") on Form S-3 or other available form covering resale of the Warrant Shares by the MMS Shareholders and shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable thereafter. The Company and each of the MMS Shareholders will cooperate in the preparation of the Registration Statement and will furnish each other with all information concerning themselves, and such other matters as may be reasonably necessary or advisable for the Registration Statement, filings under the state securities laws, and any other statement or application made by or on behalf of the Company or any of the MMS Shareholders to any governmental body in connection with the Settlement Agreement and the transactions contemplated thereby. The Company shall provide a reasonable opportunity for the MMS Shareholders to review a draft of the Registration Statement, and any amendment or supplement thereto, and to correct any information with respect to the MMS Shareholders prior to the time the Registration Statement is filed with the Commission. The Company agrees to maintain the effectiveness of the Registration Statement from the date on which the Commission declares the Registration Statement to be effective through the first to occur of (i) the first anniversary of the Closing under the Settlement Agreement and the effectiveness of the respective releases provided under Section 2.0 of the Settlement Agreement; (ii) the date on which each of the MMS Shareholders is no longer subject to any restriction on resale pursuant to Rule 144 promulgated under the


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         Securities Act ("Rule 144") applicable to the Warrant Shares; and (iii)
         the date on which each of the MMS Shareholders shall have exercised all of the Warrants and sold all of the Warrant Shares held by such person. Notwithstanding the preceding sentence, if the Board of Directors of the Company determines in good faith that it is in the best interests of the stockholders of the Company not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance, financing transaction, or other pending material event involving the Company, the Company, by written notice to the MMS Shareholders, may suspend the rights of the MMS Shareholders to make sales pursuant to the Registration Statement; provided that such period of suspension shall not exceed forty-five (45) days during the period in which the Registration Statement is required to remain effective as provided herein. In addition to the foregoing, in connection with the preparation, filing, and effectiveness of the Registration Statement, the Company will:

                  (i) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for such period as may be required hereunder, and in each case to comply with provisions of the Securities Act with respect to the disposition of the Warrant Shares during such period in accordance with the intended methods of distribution by the MMS Shareholders set forth in the Registration Statement;

                  (ii) Furnish the MMS Shareholders such number of copies of the Registration Statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in the Registration Statement, and such other documents as the MMS Shareholders may reasonably request in order to facilitate the disposition of the Warrant Shares by the MMS Shareholders;

                  (iii) Use its reasonable best efforts to register or qualify the Warrant Shares under such other securities or blue sky laws of such jurisdictions within the United States as the MMS Shareholders reasonably request to keep such registration or qualification in effect for as long as the Registration Statement is in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable the MMS Shareholders to consummate the disposition in such jurisdictions of the Warrant Shares then held or owned by the MMS Shareholders;

                  (iv) At any time when a prospectus relating to the resale of Warrant Shares is required to be delivered under the Securities Act, to notify the MMS Shareholders of the happening of any event as a result of which the prospectus contained in the Registration Statement contains an untrue statement of material fact or omits any facts necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Settlement Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary


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         to make the statements therein, in light of the circumstances under which statements were made, not misleading;

                  (v) If the Registration Statement has been filed on Form S-3 or any other available form promulgated by the Commission permitting the incorporation of the Company's Commission reports or other documents by reference, and if such short form thereafter becomes unavailable for use by the Company for any reason, the Company shall as promptly as practicable thereafter take such steps as are necessary to convert the Registration Statement into a registration statement on Form S-1 or other available long form, including, but not limited to, by post-effective amendment, and shall use commercially reasonable efforts to cause such long-form registration statement to become effective as promptly as practicable thereafter and to otherwise comply with the provisions of this Section 6.

         (b) Exchange Act Reports. From and after the date hereof, and for so long as is necessary in order to permit the MMS Shareholders to sell the Warrant Shares pursuant to Rule 144 and to maintain the availability to the Company of Form S-3 or other available short-form registration statement permitting the incorporation of the Company's Commission reports or other documents by reference, the Company will file on a timely basis all reports and other documents required to be filed by it pursuant to the Securities Act, and the Exchange Act, including Section 13 or 15(d) thereof; and to furnish to any MMS Shareholder, so long as such MMS Shareholder owns any Warrant Shares, forthwith upon request (i) a written statement by the Company that it has complied with reporting requirements of Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be issued or resold pursuant to Form S-3 (or any other available short-form registration statement),
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (including all exhibits), and (iii) such other information as may be reasonably requested in availing any MMS Shareholder of any rule or regulation of the Commission which permits the selling of any such securities of the Company without registration or pursuant to Form S-3 or other available short-form registration statement.

         7.  Miscellaneous.

         (a) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon the exercise hereof, a sufficient number of shares of Common Stock to permit the exercise hereof in full.

         (b) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder hereof and of the Common Stock issued or issuable upon the exercise hereof.

         (c) No Holder of this Warrant, as such, shall be entitled under this Warrant to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose.


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          (d) This Warrant and all rights hereunder are not transferable by the
Holder hereof without the prior written consent of the Company, which consent shall not be unreasonably withheld and which consent may be conditioned upon delivery to the Company of an opinion of counsel, which opinion and counsel are satisfactory to the Company, that such transfer will be made in compliance with applicable federal and state securities laws. The Company may deem and treat the Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

         (e) By acceptance of this Warrant the Holder represents and warrants to the Company that such Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act and that the Holder is acquiring this Warrant and will acquire any shares of Common Stock issued upon the exercise of this Warrant for the Holder's own account with the intent of holding such warrant or shares of Common Stock for investment and without the intent of participating directly or indirectly in a distribution of the same. Any certificates for Common Stock issued upon the exercise of this Warrant shall bear a legend similar to the legend appearing on the first page of this Warrant.

         (f) This Warrant shall be construed in accordance with and governed by the laws of the State of Georgia without regard to conflicts of law principles.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers.

Dated: June 25, 1999


                                                 PER-SE TECHNOLOGIES, INC.

ATTEST:

By:                                              By:
   -------------------------                        --------------------------
Name:                                            Name:
   -------------------------                        --------------------------
Its:                                             Its:
   -------------------------                        --------------------------



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                                SUBSCRIPTION FORM

                   (To be Executed by the Registered Holder to
                     Exercise the Rights to Purchase Common
                    Stock evidenced by the foregoing Warrant)

TO: PER-SE TECHNOLOGIES, INC.

         The undersigned hereby exercises the right to purchase __________ shares of Common Stock covered by the attached Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the Warrant Price of such shares in full.

         The undersigned represents and warrants to you that the undersigned is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended and that the undersigned is acquiring such shares for the undersigned's own account with the intent of holding such shares for investment and without the intent of participating directly or indirectly in a distribution of such shares.



                                             ----------------------------------

                                             By:
                                                 ------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                                         Address

Dated:
      --------------, ---------



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                                   ASSIGNMENT

                   (To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto

_______________________________________________________________________________

_______________________________________________________________________________
the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of PER-SE TECHNOLOGIES, INC., in accordance with the terms and conditions thereof, and does hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution. The assignment intended hereby shall not be effective without the written consent thereto of Per-Se Technologies, Inc.

                                             ----------------------------------

                                             By:
                                                -------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                                      Address

Dated
     ----------------,---

In the presence of:


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